Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-72086 of The Talbots, Inc. on Form S-8 of our report, dated June 17, 2005, appearing in this Annual Report on Form 11-K/A (Amendment No. 1) of The Talbots, Inc. Retirement Savings Voluntary Plan for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
June 29, 2005